                         CONSULTING SERVICES AGREEMENT
                         -----------------------------


          This CONSULTING SERVICES AGREEMENT ("Agreement") is entered into as of
                                               ---------
this 30th day of September, 1998, by and among Matthew E. Avril

("Consultant"), and Vistana, Inc. ("Vistana"), and will become effective on
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January 1, 1999 ("Effective Date").

          WHEREAS, prior to the Effective Date, Consultant was an officer and employee of Vistana and an officer of certain related corporations, partnerships and other entities (the "Corporations");
                         ------------

          WHEREAS, by mutual agreement Consultant will upon the Effective Date simultaneously resign as an officer of Vistana and of the Corporations and terminate Consultant's employment with Vistana pursuant to the Resignation Agreement which shall be executed by the parties simultaneously with the execution of this Agreement;

          WHEREAS, Vistana and the Consultant desire that the Consultant be available to advise Vistana and its affiliated entities during the term of this Agreement and upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  SERVICES.
              --------

          (a) DESCRIPTION.  Vistana hereby engages the Consultant, and the
              -----------
Consultant hereby accepts such engagement, to provide consulting services on the
terms and conditions hereinafter set forth.   Consultant agrees to be available
to provide consulting services for Vistana, or at Vistana's request for one or more of its Affiliates (as defined in the Resignation Agreement) on specific projects ("Projects") utilizing the Consultant's broad industry skill and
           --------
knowledge in a manner that best fits the needs of Vistana and/or its Affiliates. It is anticipated that the Projects may require out-of-town travel by Consultant; otherwise Consultant shall be required to furnish his own office accommodations although the Company may make temporary space available at no charge if it chooses in its sole and absolute discretion. Any Projects requiring out-of-town travel shall be coordinated with Consultant's schedule on reasonable advance notice. Each Project's scope, timing and results shall be mutually determined. Requests for consulting services may be made only by Jeffrey A. Adler or Raymond L. Gellein, Jr. or in their absence, the Company's Chief Executive Officer. The types of projects for which Vistana may request Consultant's services include, but are not limited to: monthly review and analysis of financial and operating reports with an emphasis on the areas of sales and marketing; participation in sales and marketing management retreats, projects and

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meetings; review and analysis of all industry public company quarterly and annual financial statement filings; provision of quarterly reports to Vistana management concerning sales, marketing, or other significant trends; review and analysis of financial statements, financial projections, budgets, and similar information concerning Vistana and entities that Vistana may possibly acquire.

          (b)  TIME COMMITMENT.  It is envisioned that Consultant will provide
               ---------------
approximately 800 hours ("Retained Hours") of consulting services to Vistana and/or its Affiliates each calendar year. Additional hours above the 800 Retained Hours may be made available subject to mutually acceptable terms between the parties. Moreover, Vistana and Consultant acknowledge and recognize that Consultant's availability to provide services will be significantly limited between April 15 and October 15 of each year due to Consultant's golf commitment. A sample, non-binding, estimate of hours by month is attached as "Exhibit 1" as an indication of the seasonality of hours. Vistana acknowledges that it will coordinate with Consultant so that his services can be provided in a flexible manner and will notify Consultant as soon as possible of any need to engage his services. Consultant agrees to produce to Vistana a summary of hours of services provided on a monthly basis. If the Company consistently elects not to utilize available hours, Consultant shall not be required to make unreasonable time commitments to make up for passed time. Vistana is under no obligation to utilize Consultant's services in any amount and, regardless of amount, the compensation specified in Section 2, below, shall still be due and payable to Consultant; provided, however, that if Consultant accepts other
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consulting work or employment which, alone or together, equate to a full time commitment to any entity other than Vistana and its Affiliates, Vistana's obligation to provide the compensation contemplated in Section 2, below, shall be reduced in an amount commensurate with the effect that the other consulting work and/or employment has on Consultant's ability to provide the services contemplated herein. Vistana retains the discretion to determine, in good faith, whether Consultant's other consulting work and/or employment equates to a full time commitment for purposes of this Section, and to adjust Consultant's compensation accordingly, but in no event shall such adjustment be less than $18,000.00 annually, paid monthly as may be applicable.

          (c) INDEPENDENT CONTRACTOR.  Consultant acknowledges that the services
              ----------------------
provided under this Agreement are provided as an independent contractor and not as an employee of Vistana. As an independent contractor, Consultant has the sole responsibility and control of the manner and means of providing the services requested. Consultant is retained on a non-exclusive basis and has the right to perform services for any other company so long as those services do not violate the provisions of the Resignation Agreement. Consultant will bear the costs of providing Consultant's services other than those costs specified in
Section 3 of this Agreement. Consultant is solely responsible for any and all federal, state and local taxes associated with payments made to Consultant hereunder.

          (d) RESTRICTIVE COVENANTS.  Vistana and Consultant expressly agree
              ---------------------
that Sections 9, 10 and 11 of the Resignation Agreement are incorporated in this Agreement by reference and that these terms of the Resignation Agreement apply to and are part of this Agreement as if specifically set forth herein.

          2.  COMPENSATION.  Vistana agrees to pay to Consultant twenty-four
              ------------
(24) equal consulting payments of $10,417.00 on the 1st day of each month, beginning on January 1, 1999, such payments to be made irrespective of whether Vistana requests or Consultant provides the services described in Section 1, above.

          3.  REIMBURSEMENT OF EXPENSES.  During the term of this Agreement,
              -------------------------
Vistana shall promptly reimburse the Consultant for all reasonable out-of-pocket expenses, including without limitation, travel (including airfare, hotels and restaurants), attendance fees for participation in seminars and conferences on Vistana's behalf, and long-distance telephone expenses, paid or incurred by the Consultant in the course of the provision of services hereunder, provided that travel and conference attendance shall be limited to those specific matters with respect to which Consultant has been engaged to provide services and other travel and conference attendance that is requested or approved in advance by Vistana. In addition to such reimbursement, Vistana agrees to pass on to Consultant (to the extent permitted by the vendor) any group membership or other bulk rates available to Vistana for any memberships in industry associations and/or participation in conferences or seminars which Consultant elects to join or participate in at his own expense. It is also agreed that if Consultant is requested by Vistana to utilize business travel in fulfillment of providing consulting services hereunder, such trips may be extended at Consultant's sole expense for the purpose of furthering Consultant's golf commitments.

          4.  TERM.  This Agreement shall terminate as of the close of business
              ----
on December 31, 2000; provided, however, that Vistana may sooner terminate this
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Agreement and the compensation and other benefits described herein upon written notice to the Consultant if the Consultant breaches or defaults under the terms and conditions of Sections 9, 10, or 11 of the Resignation Agreement which is incorporated into this Agreement by reference.

          5.  NOTICES.  All notices, requests, demands, approvals, directions
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and other communications provided for in this Agreement must be in writing and shall be (a) personally delivered; (b) transmitted postage prepaid by certified or registered mail; or (c) sent by receipted overnight express carrier; to the appropriate party at its address as follows:

          (1) If to Vistana or any of the Corporations:

              8801 Vistana Centre Drive
              Orlando, Florida  32821
              Attn: President

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          (2) If to Consultant:

              3856 Hunters Isle Drive
              Orlando, Florida  32837

Addresses for purposes of notice may be changed from time to time by written notice sent to the other parties in accordance with this Section 5. Such change of address notice shall be deemed received upon the earliest of the following to occur: (a) upon personal delivery; (b) on the third Business Day following the day sent, if sent by registered or certified U.S. mail; or (c) on the next Business Day following the day sent, if sent by receipted overnight express courier.

          6.  GOVERNING LAW AND VENUE.  This Agreement shall be governed by and
              -----------------------
construed in accordance with the laws of the state of Florida. In the event of any legal or equitable action arising under this Agreement, the venue of such action shall be exclusively within either the state courts of Florida located in Orange County, Florida, or the United States District Court for the Middle District of Florida, Orlando Division, as the case may be, and the parties waive any other jurisdiction and venue.

          7.  ATTORNEYS' FEES.  In the event any action is instituted for breach
              ---------------
of this Agreement, the prevailing party shall be entitled to a reasonable attorneys' fee and costs of action. For purposes hereof, Vistana shall be deemed to have prevailed in any suit involving a breach or alleged breach by Consultant of any of the covenants contained in Sections 9, 10, or 11 of the Separation Agreement, which is incorporated into this Agreement by reference, if Vistana prevails to any degree in such suit (even if such covenant or covenants are not enforced to the fullest extent otherwise sought by Vistana).

          8.  NO WAIVER.  No failure or delay on the part of any party to this
              ---------
Agreement in exercising any right or power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or exercise of any other right, power or remedy.

          9.  ASSIGNMENT.  No party to this Agreement shall assign its rights
              ----------
and/or obligations hereunder without the prior written consent of each of the other party.

          10. ENTIRE AGREEMENT.  This Agreement and the simultaneously executed
              ----------------
Resignation Agreement are intended by the parties as a final expression of their agreement with respect to the subject matter addressed in the respective agreements, and the provisions of this Agreement and the Resignation Agreement supersede all prior agreements and understandings that may previously have existed between the parties except to the extent otherwise specified in the Resignation Agreement.

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

          11.  SEVERABILITY.  If any provision of this Agreement is, or shall at
               ------------
any time be, invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          12.  BINDING EFFECT.  This Agreement shall be binding upon and inure
               --------------
to the benefit of the respective parties hereto, their heirs, legal representatives, successors and assigns, as the case may be.

          13.  COUNTERPARTS.  This Agreement may be signed in several
               ------------
counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          14.  HEADINGS.  The headings appearing in this Agreement are inserted
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only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any provisions of this Agreement or in any way affect this Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.


                                    CONSULTANT

                                     /s/ Matthew E. Avril
                                    ----------------------------------------




                                    VISTANA , INC.


                                 By: /s/ Jeffrey A. Adler
                                    ---------------------------------------
                                    Name:  Jeffrey A. Adler
                                    Title: President
                                    Its Authorized Representative

                                    SAMPLE
                                    ------

            Month                                  Hours
            -----                                  -----

            January                                  100

            February                                 100

            March                                     80

            April                                     40

            May                                       40

            June                                      40

            July                                      40

            August                                    40

            September                                 60

            October                                   80

            November                                  80

            December                                 100
                                                     ---

                  TOTAL                              800
                                                     ===

                                   EXHIBIT 1